Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Michael Mathews, certify that:

        1. I have reviewed this annual report on Form 10-K of Aspen Group, Inc.;
        2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: July 14, 2020

/s/ Michael Mathews

Michael Mathews Chief Executive Officer (Principal Executive Officer)